Exhibit 10.1

FOURTH AMENDMENT TO THE SERIES A-2 EXCHANGE

CONVERTIBLE NOTE ISSUED ON DECEMBER 20, 2018

THIS FOURTH AMENDMENT to the Note (as defined below) (the “Amendment”) is entered into on August 19, 2021 (the “Effective Date”), by and between Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”), and Maxim Group LLC (the “Holder” and collectively with the Company, the “Parties”).

BACKGROUND

A.The Company and Holder are the parties to that certain Series A-2 exchange convertible note in the original principal amount of $1,000,000, which was issued by the Company to the Holder on December 20, 2018 (as amended from time to time, the “Note”); and

B. The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.All obligations under the Note shall be extinguished, and the Note shall be deemed repaid in its entirety, upon the satisfaction of the following obligations: (i) the Company’s payment of $500,000 to the Holder within three (3) business days of the Effective Date, (ii) the Company’s issuance of 20,000 restricted shares of the Company’s common stock to the Holder within seven (7) business days of the Effective Date, and (iii) the Company’s issuance of a common stock purchase warrant to Holder on the Effective Date for the purchase of 365,000 shares of the Company’s common stock in the form attached as Exhibit A to this Amendment.

2.The Company hereby grants Holder an irrevocable right of first refusal superseding all others to act as Company’s sole managing underwriter and sole bookrunner or exclusive placement agent or financial advisor, or finder in connection with any public or private offering by the Company or any subsidiary of or successor to the Company (if applicable) of its equity, equity linked or debt securities (including convertible securities) while the Company’s common stock is listed on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing, each, a “National Exchange”), including, for the avoidance of any doubt, any offering that results in the immediate listing for trading of the Company’s common stock on a National Exchange, whether with or without or through an underwriter, placement agent or broker dealer (a “Subject Transaction”) within the period beginning on the Effective Date and ending on the close of business on January 1, 2023. Any such engagement shall be upon customary terms and for customary fees for the services provided that will be set forth in a separate agreement between Company or subsidiary or successor to the Company (if applicable) and Holder that the parties will negotiate in good faith in relation to Holder electing to exercise its right of first refusal with regard to a Subject Transaction. The Company or subsidiary or successor to the Company (if applicable) shall notify Holder of its intention to pursue a Subject Transaction, including the material terms thereof, by providing written notice thereof. If Holder fails to exercise its right of first refusal within 10 business days after receipt of such notice, then it shall have no further right with respect to the Subject Transaction; provided that any such election shall not adversely affect Holder’s right of first refusal with respect to any other Subject Transaction.

3.This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Simplicity Esports and Gaming Company		Maxim Group LLC

By:	/s/ Roman Franklin	By:	/s/ Cliff Teller
Name:	Roman Franklin	Name:	Cliff Teller
Title:	Chief Executive Officer	Title:	Head of Banking

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